UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At PPL Corporation's ("PPL" or the "Company") Annual Meeting of Shareowners held on May 21, 2014, the shareowners:

Elected all twelve nominees for the office of director.  The votes for individual nominees were:

	Number of Votes
	For	Withhold Authority	Broker Non-Vote
Frederick M. Bernthal	446,477,842	9,573,096	83,880,505
John W. Conway	446,320,363	9,754,039	83,880,505
Philip G. Cox	451,177,057	4,913,968	83,880,505
Steven G. Elliott	450,558,787	5,274,934	83,880,505
Louise K. Goeser	446,233,905	9,772,836	83,880,505
Stuart E. Graham	447,975,178	7,882,545	83,880,505
Stuart Heydt	443,694,921	12,172,639	83,880,505
Raja Rajamannar	448,973,083	6,515,163	83,880,505
Craig A. Rogerson	443,114,552	12,603,425	83,880,505
William H. Spence	437,717,967	13,679,594	83,880,505
Natica von Althann	450,164,914	5,599,447	83,880,505
Keith H. Williamson	450,970,360	4,828,236	83,880,505

Approved a non-binding request of the PPL board of directors ("Board") to approve the 2013 compensation of the Company's named executive officers.  The vote was 422,293,087 in favor and 31,229,313 against, with 6,026,805 abstaining and 83,881,367 broker non-votes.

Ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.  The vote was 534,991,997 in favor and 5,173,404 against, with 3,265,171 abstaining and no broker non-votes.

Rejected a shareowner proposal requesting PPL Corporation to provide a report, updated semiannually, disclosing the Company's political spending and related processes and procedures.  The vote was 175,429,681 in favor and 252,707,022 against, with 31,413,364 abstaining and 83,880,505 broker non-votes.

Approved a non-binding shareowner proposal requesting PPL Corporation to amend its governing documents to provide 15% of PPL's outstanding common stock the power to call a special shareowner meeting.  The vote was 267,218,407 in favor and 185,688,954 against, with 6,641,844 abstaining and 83,881,367 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  May 27, 2014